UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016 bebe stores, inc.

(Exact Name of Registrant as Specified in Charter)

California	0-24395	94-2450490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Valley Drive, Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 715-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 8, 2016, bebe stores, inc., a California corporation (the “Company”), entered into: (i) an Amended and Restated Operating Agreement (the “Operating Agreement”) of BB Brand Holdings LLC, a Delaware limited liability company (“JVCo”), with BB Brand Management LLC, a New York limited liability company (“Bluefin”), (ii) an Asset Purchase and Contribution Agreement (the “Asset Purchase Agreement”) with bebe studio, inc. (“bebe studio”), Bluefin and JVCo and (iii) a License Agreement (the “License Agreement”) with bebe studio and JVCo (collectively, the “Joint Venture Agreements”).

Operating Agreement

Pursuant to the Operating Agreement, the Company and Bluefin entered into a joint venture to own, license, distribute and exploit trademarks and other related intellectual property. The Company will own 50.0000000001% of the economic interest in JVCo, and Bluefin will own the remainder. The Company and Bluefin will have equal voting rights. Bluefin contributed $35,100,000 in cash to JVCo, of which $35,000,000 was used by JVCo to pay to the Company the purchase price for the trademarks, registered copyrights and certain domain names pursuant to the Asset Purchase Agreement. The Company contributed $100,000 in cash to JVCo. The parties expect that the initial capital contributions together with JVCo’s cash flow will adequately fund JVCo’s operations. JVCo will pay Bluefin an annual operating fee equal to 15% of all royalty revenue received by JVCo provided that the fee will be at least $750,000 and capped at $1,500,000. Bluefin will use the operating fee to pay certain of JVCo’s expenses. JVCo will distribute at least 80% of excess cash (subject to a reserve) to the Company and Bluefin on a quarterly basis.

The Board will consist of two members appointed by the Company and two members appointed by Bluefin. Bluefin will appoint the administrative manager who is responsible for day to day management of JVCo other than certain significant matters which require board approval. JVCo may enter into any licensing arrangements which meet certain criteria, subject to the product and territory exclusivity granted to the Company under the License Agreement and certain restrictions on the use of certain channels such as mass retail stores, mid-tier department stores and off-price retail. The Company has the right to acquire from Bluefin its entire membership interest in JVCo in the following circumstances: (i) in anticipation of or following a change of control of the Company, (ii) upon the Company being subject to an insolvency proceeding or (iii) any time following two years after the date of the Operating Agreement.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Asset Purchase Agreement

The Company and bebe studio (the “Sellers”) entered into the Asset Purchase Agreement to sell and transfer their trademarks, registered copyrights and certain domain names (the “Transferred IP”) and trademark license agreements to JVCo. JVCo paid the Company $35,000,000 and issued the Company a 50.0000000001% interest in JVCo as consideration for the Transferred IP. The Sellers will retain three domain names (bebe.com, bebeoutlets.com and 2bstores.com) and their social media accounts and agree to maintain registration and not transfer these domain names and social media accounts to a third party. These domain names and social media accounts will transfer to JVCo upon a termination of the License Agreement or the occurrence of an insolvency proceeding involving the Sellers. The Asset Purchase Agreement contains customary representations, warranties and covenants of the Sellers and JVCo and indemnity obligations of each party with respect to the foregoing. The indemnity by each party is subject to a deductible and a cap except for liability arising out of breaches of certain fundamental representations, Sellers’ assets which are not transferring or as a result of fraud.

The Asset Purchase Agreement is not intended to provide any factual information about the Sellers or JVCo. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Asset Purchase Agreement, including information contained in a confidential disclosure schedule provided by the Sellers to JVCo in connection with the signing of the Asset Purchase Agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between the Sellers and JVCo rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about the Sellers or JVCo.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Asset Purchase Agreement, attached hereto as Exhibit 10.2, which is incorporated herein by reference.

License Agreement

Pursuant to the License Agreement, JVCo grants to the Sellers an exclusive license under the bebe trademarks (“Licensed Marks”) to operate bebe-branded retail stores in the United States (including all territories and possessions) and Canada and to operate bebe-branded websites at the following URLs: www.bebe.com, www.2bstores.com, and www.bebeoutlets.com. JVCo also grants the Sellers a non-exclusive license to use the Licensed Marks (1) to conduct the Sellers’ business, including the design, manufacture, advertisement and promotion of bebe-branded apparel, accessories and other products through bebe-branded retail stores and the bebe-branded websites listed above, (2) to operate bebe-branded retail stores as well as to enter into new agreements to operate bebe-branded retail stores outside of the United States (including all territories and possessions) and Canada subject to the rights of first refusal in the License Agreement, (3) to fulfill orders from the bebe-branded websites listed above outside of the United States and Canada, and (4) to continue to fulfil obligations under any distribution agreements retained by the Sellers. The Licensed Marks include future derivations of the Licensed Marks and any new marks that are used or held for use in the business operated by JVCo or its licensees that incorporate the Licensed Marks. JVCo may terminate the agreement if the Sellers do not meet certain minimum requirements for operational stores and advertising spend during the first four years or if the Sellers fail to continue to operate a website selling products at www.bebe.com.

The foregoing description of the License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of License Agreement, attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the impact of the announcement of the proposed joint venture on the Company’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to the Company’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update any forward-looking statement contained in this document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Operating Agreement, dated June 8, 2016, by and among bebe stores, inc. and BB Brand Management LLC

10.2	Asset Purchase and Contribution Agreement, dated June 8, 2016, by and among bebe stores, inc., bebe studio, inc. and BB Brand Holdings LLC

10.3	License Agreement, dated June 8, 2016, by and among bebe stores, inc., bebe studio, inc., BB Brand Management LLC and BB Brand Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.

Dated: June 8, 2016	/s/ Gary Bosch
	Name:	Gary Bosch
	Title:	Vice President, General Counsel & Corporate Secretary